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                                                                  Exhibit 10.12

                    SunTrust Banks, Inc. 401(k) Excess Plan
                    Amended and Restated as of July 1, 1999


     WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted and currently sponsors the SunTrust Banks, Inc. 401(k) Plan, as amended and restated effective January 1, 1997 and subsequently amended; and

     WHEREAS, in accordance with the provisions of Sections 401(a)(17), 402(g) and 415(c) of the Internal Revenue Code of 1986, as amended, the SunTrust Banks, Inc. 401(k) Plan is limited in its capacity to allow elective contributions and to provide matching contributions on behalf of certain highly compensated employees; and

     WHEREAS the Corporation has adopted and currently sponsors the SunTrust Banks, 401(k) Excess Plan, as amended and restated as of January 1, 1993, in order to provide benefits to certain highly compensated or management employees not otherwise permitted to be provided under the SunTrust Banks, Inc. 401(k) Plan due to the limitations of sections 401(a)(17), 402(g) and 415(c) of the Internal Revenue Code; and

     WHEREAS, on December 31, 1998 Crestar Financial Corporation ("Crestar") became a wholly-owned subsidiary of the Corporation, as a result of the merger of SMR Corporation (Va), a wholly-owned subsidiary of the Corporation into and with Crestar, with Crestar as the surviving entity; and

     WHEREAS, Crestar sponsors the Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, which shall merge into and with the SunTrust Banks, Inc. 401(k) Plan on July 1, 1999; and

     WHEREAS, Crestar Bank, a wholly-owned subsidiary of Crestar, sponsors the Crestar Additional Nonqualified Executive Plan ("ANEX Plan"), as amended and restated December 30, 1998 in order to provide benefits to a select group of management or highly compensated employees not otherwise permitted to be provided under the Crestar Employees' Thrift and Profit Sharing Plan due to limits and restrictions of the Internal Revenue Code; and

     WHEREAS, the Corporation wishes to merge the ANEX Plan into the SunTrust Banks, Inc. 401(k) Excess Plan and to maintain a single nonqualified and unfunded defined contribution plan for a select group of management or certain


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highly compensated employees whose benefits under the SunTrust Banks, Inc.
401(k) Plan are limited or restricted by the Internal Revenue Code;

     NOW THEREFORE, effective July 1, 1999, the SunTrust Banks, Inc. 401(k) Excess Plan is amended and restated as follows:

1. Definitions

  Unless otherwise defined in this Excess Plan or unless the context in the Excess Plan clearly indicates another meaning, any defined terms in the 401(k) Plan that are used in the Excess Plan are hereby incorporated by reference in this Excess Plan.

  1.1     Account means the bookkeeping account that is established for each
          -------
          Participant and used to measure his benefit under this Excess Plan. Each Participant's Account is comprised of the undistributed amount of
          (i) the Participant's Excess Plan Frozen Balance or ANEX Plan Frozen Balance; (ii) elective contributions, Employer matching contributions and any other contributions made to this Excess Plan after June 30, 1999, as described in Section 4 herein; and (iii) any earnings, gains or losses on such frozen balances and contributions. A Participant's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to this Excess Plan. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

  1.2     ANEX Plan means the Crestar Additional Nonqualified Executive Plan, as
          ----
          amended and restated effective December 30, 1998.

  1.3     ANEX Plan Frozen Balance means with respect to an individual, who was
          ------------------------
          a participant in the ANEX Plan as of June 30, 1999, the balance in his ANEX Plan Account as of June 30, 1999, as adjusted thereafter for any additional earnings, gains, losses and distributions.

  1.4     Beneficiary  means the  person  or  entity  entitled  to  receive  any
          -----------
          benefits payable under this Excess Plan at the Participant's death. A Participant may name one or more primary Beneficiaries and one or more secondary Beneficiaries. A Participant may revoke a Beneficiary designation by filing a new Beneficiary Designation Form or a written revocation with the Compensation Committee. If the Compensation Committee is not in receipt of a properly completed Beneficiary

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          Designation  Form  at  the  Participant's  death,  or if  none  of the
          Beneficiaries named by the Participant survives the Participant or is in existence at the date of the Participant's death, then the Participant's Beneficiary shall be the Participant's estate.

  1.5     Beneficiary Designation Form means the form that a Participant uses to
          -----------------------
          name his Beneficiary or Beneficiaries.

  1.6     Board means the Board of Directors of the Corporation.
          -----

  1.7     Code means the Internal Revenue Code of 1986, as amended.
          ----

  1.8     Compensation Committee means the Compensation Committee of the
          ----------------------
          Corporation's Board.

  1.9     Deferral Election Form means the form that a Participant uses to elect
          ----------------------
          to defer a percentage of his Eligible Compensation into his Excess Plan Account.

  1.10    Election Date means the date by which an Eligible Employee must submit
          -------------
          a valid Deferral Election Form for a Plan Year. The Election Date shall be such date, as determined by the Compensation Committee in its sole discretion, that is on or before the last business day of the calendar year immediately prior to the Plan Year for which a Deferral Election Form becomes effective. If an individual becomes an Eligible Employee after the Election Date for a Plan Year has passed, the Compensation Committee has sole discretion to determine whether such individual may submit a Deferral Election Form for that Plan Year; if allowed to participate, such individual shall have an Election Date that is no more than thirty (30) days after a notice of approval from the Compensation Committee is sent, and such individual's Deferral Election Form shall apply only to Eligible Compensation that has not been earned as of the date of deferral.

  1.11    Eligible Compensation means, for purposes of the Excess Plan, Eligible
          ---------------------
          Compensation as defined in the 401(k) Plan, determined without regard to Code Section 401(a)(17) and modified in accordance with the provisions of paragraphs 2.2 and 2.3 of this Excess Plan.

  1.12    Eligible Employee means, for each Plan Year, a management or highly
          -----------------
          compensated employee whose Elective Contributions and Matching

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          Contributions under the 401(k) Plan are limited (i) because his
          Eligible Compensation under the 401(k) Plan is limited by the compensation limitations of Code Section 401(a)(17); (ii) due to the limitations of Code Section 402(g) on Elective Contributions under the 401(k) Plan; or (iii) due to the dollar amount limitation on annual additions of Code Section 415(c)(1)(A), and who is designated by the Compensation Committee as an Eligible Employee for that Plan Year under this Excess Plan. An individual shall cease to be an Eligible Employee on the first to occur of (i) his termination of employment,
          (ii) a determination by the Compensation Committee that he is no longer a management or highly compensated employee, or (iii) a determination by the Compensation Committee, in its sole discretion, that he is no longer eligible to participate in the Excess Plan. The Compensation Committee shall have sole discretion to resolve any disputes regarding eligibility under this Excess Plan.

  1.13    Excess Plan means the SunTrust Banks, Inc. 401(k) Excess Plan
          -----------
          described in this document as amended from time to time.

  1.14    Excess Plan Frozen Balance means with respect to an individual who is
          --------------------------
          or was a participant in the SunTrust Banks, Inc. 401(k) Excess Plan as of June 30, 1999, the balance in his Excess Plan Account as of June 30, 1999, as adjusted thereafter for any additional earnings, gains, losses and distributions.

  1.15    401(k) Plan means the SunTrust Banks, Inc. 401(k) Plan, as amended and
          -----------
          restated effective January 1, 1997 and subsequently amended.

  1.16    Investment Fund means each investment vehicle that, for bookkeeping
          ---------------
          purposes, is used to determine the earnings that are credited and the losses that are charged to each Participant's Account. Unless the Compensation Committee announces otherwise, the Excess Plan's Investment Funds are the same as the investment options that are available under the 401(k) Plan, excluding Employer Stock.

  1.17    Participant means an individual who has an Account in this Excess
          -----------
          Plan. An individual ceases to be a Participant when his entire benefit under the Excess Plan has been distributed or forfeited.

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  1.18    Plan Year means the calendar year.
          ---------

  1.19    Valuation Date means the last business day of each Plan Year and such
          --------------
          other dates as the Compensation Committee may determine from time to time.

2. Deferral Election

  2.1     Election. An Eligible Employee who wishes to become a Participant in
          --------
          this Excess Plan must file an initial Deferral Election Form on or before the Election Date, designating the amount of elective contribution to be made to his Account for the Plan Year, which shall be expressed as a whole percentage of his Eligible Compensation (between two percent (2%) and fifteen percent (15%) unless otherwise announced by the Compensation Committee). If an Eligible Employee fails to designate a contribution rate, his contribution rate hereunder shall be the same rate he has elected under the 401(k) Plan as of the Election Date.

          2.1.1   Irrevocability. A deferral election under paragraph 2.1 shall
                  --------------
                  become irrevocable once the deadline for filing such elections has expired. A Participant's election shall remain in effect for all subsequent Plan Years in which he continues to be an Eligible Employee unless modified or revoked by the Participant for a subsequent Plan Year. A Participant may modify or revoke his deferral election for a subsequent Plan Year in writing to the Compensation Committee on or before the Election Date for the relevant Plan Year.

          2.1.2   Prior Elections. Elections made under the Excess Plan and the
                  ---------------
                  ANEX Plan prior to July 1, 1999 shall remain unchanged for the remainder of the 1999 Plan Year.

  2.2     Compensation Limit. Eligible Compensation taken into account for
          ------------------
          purposes of elective contributions and matching contributions under this Excess Plan shall be limited to $300,000, or such lesser or greater amounts as the Compensation Committee may determine in its sole discretion.

  2.3     When Operative. For each Plan Year, a Deferral Election Form shall
          --------------
          become operative and shall apply to Eligible Compensation payable after (i) the Eligible Employee's Elective Contributions under the

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          401(k) Plan equal the Code Section 402(g) limit; or (ii) the Eligible
          Employee's Eligible Compensation under the 401(k) Plan exceeds the Code Section 401(a)(17) limit.

3. Investment Options

  3.1     Elective Contributions Made After June 30, 1999. Each Participant must
          -----------------------------------------------
          make an initial election to allocate that portion of his Account attributable to elective contributions made under this Excess Plan after June 30, 1999 among the Investment Funds in increments of one percent (1%). A Participant's initial election shall be a part of his Deferral Election Form and shall be filed with the Compensation Committee on or before the Election Date. Thereafter, a Participant may elect to reallocate that portion of his Account attributable to elective contributions made after June 30, 1999 among the Investment Funds on an annual or other basis, as determined by the Compensation Committee in its discretion, and pursuant to the administrative procedures established by the Compensation Committee.

  3.2     Default Investment for Elective Contributions Made After June 30,
          -----------------------------------------------------------------
          1999. If a Participant fails to make an initial election pursuant to
          ----
          paragraph 3.1, his elective contributions made after June 30, 1999 to this Excess Plan shall be deemed to be invested in an Investment Fund selected by the Compensation Committee that primarily invests in fixed income investments with shorter average maturities than other Investment Funds.

  3.3     Excess Plan Frozen Balance. That portion of a Participant's Account
          --------------------------
          attributable to the Participant's Excess Plan Frozen Balance shall be deemed at all times to be invested in Employer Stock.

  3.4     ANEX Plan Frozen Balance. A Participant's ANEX Plan Frozen Balance
          ------------------------
          shall remain invested in the Investment Funds pursuant to the Participant's investment election under the ANEX Plan as in effect on June 30, 1999. For Plan Years beginning after December 31, 1999, a Participant may reallocate his ANEX Plan Frozen Balance among the Investment Funds on an annual or other basis pursuant to the administrative procedures established by the Compensation Committee.

  3.5     Matching Contributions made after June 30, 1999. That portion of a
          -----------------------------------------------
          Participant's Account attributable to Employer matching contributions

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          made after June 30, 1999 shall be deemed at all times to be invested in Employer Stock.

  3.6     Other Contributions after June 30, 1999. In the event the Compensation
          ---------------------------------------
          Committee should determine, in its discretion, to allow any other contributions to the Excess Plan, the Compensation Committee shall maintain records of the type and amount of such contributions, the Participants to whom such contributions are to be allocated, and the Investment Funds in which such contributions shall be deemed to be invested.

  3.7     No Actual Investment Required. Notwithstanding the preceding
          -----------------------------
          paragraphs of this Section 3, this Excess Plan shall remain an unfunded plan and the description of Employer Stock and Investment Funds in this Section 3, including any election rights of a Participant, shall not obligate the Corporation to set aside any funds or to make any actual investments pursuant to this Excess Plan.

  3.8     Compliance with Securities Laws. Notwithstanding the foregoing
          -------------------------------
          provisions of this Section 3, if a Participant is subject to Section 16 of the Securities Exchange Act of 1934 (the "34 Act"), then such Participant's investment elections shall be subject to such additional rules as may be established by the Compensation Committee as it deems necessary to ensure that transactions by such Participant comply with Rule 16b-3 of the 34 Act (or any successor rules).

  4. Allocations to Accounts

          A Participant's benefit under this Excess Plan is equal to the vested balance of his Account. As of each Valuation Date, amounts shall be allocated to and charged against each Participant's Account in accordance with this Section 4.

  4.1     Distributions and Forfeitures.  Each Participant's Account will be
          -----------------------------
          reduced by any distributions made under Section 6 and by any forfeitures pursuant to paragraph 5.2.

  4.2     Elective Contributions.  Subject to the compensation limits set forth
          ----------------------
          in paragraph 2.3, each Participant's Account shall be credited with elective contributions in accordance with the Participant's Deferral Election Form. Elective Contributions shall be credited to the


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          Participant's Account as of the dates that the Eligible Compensation would otherwise have been paid to the Participant but for the deferral pursuant to this Excess Plan.

  4.3     Matching Contributions.  Subject to the compensation limits set forth
          ----------------------
          in paragraph 2.3, each Participant's Account shall be credited with Employer matching contributions based on the rate of Matching Contribution in effect under the 401(k) Plan at the relevant time and the amount of Eligible Compensation that is deferred under this Excess Plan in accordance with the Participant's Deferral Election Form. Such amounts shall be credited to the Account as of the dates that matching contributions are made to the 401(k) Plan or such other times as the Compensation Committee may determine in its sole discretion.

  4.4     Other Contributions.  Any other contributions to the Excess Plan
          -------------------
          pursuant to paragraph 3.6 shall be allocated to the Account of each Participant who, as determined by the Compensation Committee in its sole discretion, is eligible to receive an allocation of such contributions.

  4.5     Earnings.  Each Participant's Account will be credited with earnings
          --------
          or charged with losses based on the performance of each Investment Fund and, if applicable, Employer Stock, as though the Participant's Account were actually invested in such Investment Fund or Employer Stock at such times as determined by the Compensation Committee, but not less frequently than as of the last Valuation Date of the Plan Year. Earnings and losses will continue to be credited or charged to the Participant's Account in accordance with the preceding sentence until the Valuation Date immediately preceding the date of distribution of Plan benefits or the date of forfeiture pursuant to paragraph 5.2. The amount of such deemed investment gain or loss shall be determined by the Compensation Committee and such determinations shall be final and conclusive upon all concerned.


5. Vesting

  5.1     Generally.  Except as provided in paragraph 5.2, a Participant's
          ---------
          interest in his benefit under the Excess Plan is one hundred percent (100%) vested and nonforfeitable at all times.

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  5.2     Exception.  A Participant and his Beneficiary shall completely forfeit
          ---------
          that portion of his benefit under the Excess Plan attributable to Employer matching contributions (whenever allocated) if the Participant is discharged or resigns due to action taken by the Participant which evidences fraud or dishonesty, provided the action relates to the individual's employment with the Corporation or an Affiliate, and further provided that the action potentially is so damaging to the Corporation or an Affiliate that a reasonable person would not find that the action was inadvertent or without knowledge that such action would violate the restrictions of this paragraph.

          Forfeiture under this paragraph 5.2 shall be in addition to any other remedies which may be available to the Corporation or an Affiliate at law or in equity. This paragraph 5.2 shall not apply to any Participant to whom Section 7 applies or to any ANEX Plan Frozen Balance.

6. Distributions

  6.1     Normal Form of Payment and Commencement.  Except as otherwise provided
          ---------------------------------------
          in this Section 6, when a Participant separates from service with the Corporation and its Affiliates for any reason, he shall be paid his Excess Plan benefit in a single lump-sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the balance of the Participant's Account as of the Valuation Date immediately preceding the date of distribution, less withholding for applicable federal and state taxes.

  6.2     Alternate Form of Payment Election.  At any time prior to the January
          ----------------------------------
          1 following a Participant's separation from service, a Participant may elect, in lieu of the lump-sum payment described in paragraph 6.1, to receive payment of his total benefit under this Excess Plan in five
          (5) substantially equal annual installments, payable in cash. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four calendar years. Each installment payment shall be determined based on the balance of the Participant's Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and

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          state taxes. A Participant's election to receive installment payments of his Excess Plan benefit pursuant to this paragraph 6.2 shall be made in writing on such forms as may be provided by the Compensation Committee and shall not be effective until received and approved by the Compensation Committee.

  6.3     Special Rule for Certain Participants.  Notwithstanding paragraphs 6.1
          -------------------------------------
          and 6.2, a Participant who separates from service before January 1, 2000 or any other Participant as the Compensation Committee shall determine in its sole discretion, which shall be set forth in an Exhibit to this Excess Plan, shall receive payment of his Excess Plan benefit as soon as administratively feasible following such date of separation in the form of payment previously elected by the Participant. If the Participant elected an installment form of payment, the initial installment payment shall be made as soon as administratively possible following the date of separation; and each subsequent annual installment shall be paid during the first quarter of each of the subsequent four calendar years.

  6.4     Death.  In the event of a Participant's death, the Compensation
          -----
          Committee shall authorize payment to the Participant's Beneficiary of any benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and in accordance with the Participant's distribution election in effect at his death. The Beneficiary (other than a Beneficiary entitled to a payment pursuant to paragraph 6.3) may request a change in the form of payment by making a written request to the Compensation Committee prior to January 1 of the calendar year in which the benefit will be paid. The Compensation Committee has sole discretion and authority to approve or deny the Beneficiary's request, taking into account such factors as the Compensation Committee may deem appropriate.

          If a Participant dies after having received one or more installments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Compensation

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          Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Compensation Committee has sole discretion and authority to approve or deny the Beneficiary's request.

  6.5     Disability.  A Participant shall be entitled to payment of his Excess
          ----------
          Plan benefit in the event of his Total Disability only if the conditions of subparagraphs 6.5.1 and 6.5.2 are met. In such situation, payment of the Participant's benefit shall commence pursuant to paragraph 6.1 or 6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:

          6.5.1 The Participant has incurred a "Total Disability" as such term is defined in the SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitle the Participant to disability payments under such Plan; and

          6.5.2 The Compensation Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.

  6.6     Extreme Financial Hardship.  A Participant may request a distribution
          --------------------------
          of all or part of his vested Excess Plan benefit prior to the date specified in paragraphs 6.1 through 6.5 due to an extreme financial hardship, by submitting a written request to the Compensation Committee with evidence satisfactory to the Compensation Committee to demonstrate the circumstances constituting the extreme financial hardship. The Compensation Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant's spouse, child or dependent; or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant's spouse, child or dependent. A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Compensation Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from

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          financial institutions or other sources. The Compensation Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this paragraph 6.6. The Compensation Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.

          6.6.1   Form and Commencement. A hardship distribution to a
                  ---------------------
                  Participant pursuant to this paragraph 6.6 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Compensation Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund, including any Employer Stock, in the Participant's Account.

          6.6.2   Accelerated Installment Payments. A Participant who has
                  --------------------------------
                  commenced receiving installment payments pursuant to paragraph
                  6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Compensation Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.

  6.7     Payment to Guardian, Legal Representative or Other.  If a benefit
          --------------------------------------------------
          hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Compensation Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Compensation Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. A payment pursuant to this paragraph 6.7 shall completely discharge the Compensation Committee and the Corporation from all liability with respect to such benefit.

  7. Change in Control

  7.1     Purpose. The purpose of this Section 7 is to provide protection for
          -------
          the benefits payable under this Excess Plan to a Participant who is affected by a Change in Control of the Corporation.

  7.2     Definitions.  The following terms shall have the meanings set forth
          -----------
          opposite such terms for purposes of this Section 7.

          7.2.1   Affiliate means as of any date any organization which is a
                  ---------
                  member of a controlled group of corporations (within the meaning of Code section 414(b)) which includes the Corporation or a controlled group of trades or businesses (within the meaning of Code section 414(c)) which includes the Corporation.

          7.2.2   Change in Control means a "change in control" of the
                  -----------------
                  Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended and in effect at the time of such "change in control" (the "34 Act"), provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 12(d) and 14(d)(2) of the 34
                  Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 34 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Corporation) or any liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) the shareholders of the Corporation approve any merger or consolidation to which the Corporation

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                  is a party or a share exchange in which the Corporation shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of the Corporation immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; provided, however, and not withstanding the occurrence of any of the events previously described in this definition, that no "change in control" shall be deemed to have occurred under this definition if prior to such time as a "change in control" would otherwise be deemed to have occurred under this definition, the Board determines otherwise.

  7.3     Benefit Calculation and Payment.  In the event of a Change in Control
          -------------------------------
          of the Corporation prior to the end of any Plan Year, the Compensation Committee, in its sole discretion, may waive such Plan conditions as it may deem appropriate to carry out the purposes of the Excess Plan and may authorize a contribution to Participants' Accounts for the Plan Year in accordance with Section 4 based upon (i) each Participant's Eligible Compensation earned during the Plan Year through the date of the reorganization or Change in Control, (ii) an estimate by the Compensation Committee of any contribution on such compensation that will be made to the Excess Plan for such year and
          (iii) other criteria as deemed appropriate by the Compensation Committee to carry out the purpose of the Plan, as set forth above, in light of the circumstances.

  7.4     Amendment Restrictions.  If there is a Change in Control of the
          ----------------------
          Corporation, no amendment shall be made to this Excess Plan thereafter which would adversely affect in any manner whatsoever the benefit payable under this Excess Plan to any Participant absent the express written consent of all Participants who might be adversely affected by such amendment if this Section 7 were, or could become, applicable to such Participants, and the Corporation intends that each Participant rely on the protections which the Corporation intends to provide through this Section 7. Notwithstanding the foregoing, the Corporation may amend this Excess Plan without Participant consent to the extent such an amendment is required by law or is necessary or

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

          desirable to prevent adverse tax consequences to Participants or their Beneficiaries provided that the Corporation obtains the written opinion of outside counsel that such an amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants or their Beneficiaries.

8. Plan Administration

  8.1     Responsibility of Compensation Committee.  This Excess Plan shall be
          ----------------------------------------
          administered by the Compensation Committee, who shall have sole discretionary authority for the operation, interpretation and administration of the Plan. All determinations and actions of the Compensation Committee within its discretionary authority shall be final, conclusive and binding on all persons, except that the Compensation Committee may revoke or modify a determination or action it determines was previously made in error. The Compensation Committee shall exercise all powers and authority given to it in a nondiscriminatory manner, and shall apply uniform administrative rules of general application to insure that all Participants and Beneficiaries in similar circumstances are treated similarly. In addition to the implied powers and duties that may be needed to carry out the administration of the Excess Plan, the Compensation Committee shall have the following specific powers and responsibilities:

          8.1.1 To establish, interpret, amend, revoke and enforce rules and regulations as required or desirable for the efficient administration of the Excess Plan.

          8.1.2 To review and interpret Excess Plan provisions and to remedy provisions that are ambiguous or inconsistent or contain omissions.

          8.1.3 To determine all questions relating to an individual's eligibility to participate in the Excess Plan and the validity of an individual's Deferral Election Form.

          8.1.4 To determine a Participant's or Beneficiary's eligibility for benefits from the Excess Plan and to authorize payment of benefits.

          8.1.5 To delegate any of its rights, powers and duties to one or more members, or to any nonmember delegate(s). Such delegation may include, without limitation, the power to execute any document on behalf of the Compensation Committee and to accept service of legal process for the Committee at the principal office of the Corporation.

          8.1.6 To employ outside professionals and to enter into agreements on behalf of the Corporation necessary or desirable for administration of the Excess Plan.

  8.2     Compensation Committee Action.  The Compensation Committee may take
          -----------------------------
          action by majority vote of members attending any meeting where a majority of the members are present. The Compensation Committee may also take any action without a meeting that is approved by a majority of the Compensation Committee by a written document signed by a member of the Compensation Committee.

  8.3     Disqualification of Compensation Committee Member.  A member of the
          -------------------------------------------------
          Compensation Committee who is otherwise an Eligible Employee may participate in this Excess Plan but shall not make any decisions solely with respect to his own participation and benefits under the Excess Plan.

  8.4     Books, Records and Expenses.  The books and records to be maintained
          ---------------------------
          for the purpose of this Excess Plan shall be maintained by the Compensation Committee and subject to the supervision and control of the Committee. The Corporation shall pay the general expenses of administering this Excess Plan.

  8.5     Compensation.  No member of the Compensation Committee who is an
          ------------
          employee of the Corporation or an Affiliate shall receive any additional compensation for his services as a Compensation Committee member.

  8.6     Indemnity.  The Corporation shall indemnify and hold harmless the
          ---------
          members of the Compensation Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Excess Plan, except in the case of a member's own gross negligence or willful misconduct.

9. Miscellaneous

  9.1     Construction.  The headings and subheadings in this Excess Plan have
          ------------
          been set forth for convenience of reference only and have no substantive effect whatsoever. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or in the singular, as the case may be, in all cases where they would so apply.

  9.2     Validity.  In case any provision of this Excess Plan shall be held
          --------
          illegal   or invalid for any reason, such illegality or invalidity
          shall not affect the remaining parts hereof, but this Excess Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

  9.3     Non-Alienability of Benefits.  Except as required by law, neither the
          ----------------------------
          Participant nor any Beneficiary entitled to payments after the death of the Participant shall have any power to alienate, transfer, assign, or otherwise encumber in advance any of the payments that may become due hereunder and any attempt to do so shall be null and void; nor shall any such payments be subject to attachment, garnishment or execution, or be transferable by operation of law in the event of the Participant's or Beneficiary's bankruptcy, insolvency, or otherwise.

  9.4     No Participation Rights or Contract of Employment.  Nothing in this
          -------------------------------------------------
          Excess Plan shall be construed to give any employee of the Corporation or an Affiliate any right to be selected as a Participant for any Plan Year or to receive any benefit under this Excess Plan other than as is provided herein. Nothing in the Excess Plan or any deferral election executed pursuant hereto shall be construed to limit in any way the right of the Corporation or an Affiliate to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any deferral election, or give any right to a Participant to remain employed by the Corporation or its Affiliates in any particular position or at any particular rate of remuneration.

  9.5     Liability.  No member of the Corporation's Board of Directors or the
          ---------
          Compensation Committee and no officer or employee of the Corporation or an Affiliate shall be liable to any person for any action taken or omitted in connection with the administration of this Excess Plan unless attributable to his own fraud and willful misconduct; nor shall the Corporation or any Affiliate be liable to any person for such action unless attributable to fraud or willful misconduct on the part of the director, officer or employee of the Corporation or an Affiliate.

  9.6     Nonqualified Plan.  This Excess Plan shall be administered and
          -----------------
          maintained as a plan of deferred compensation for a select group of management or highly compensated employees which is not intended to meet the qualification requirements of Code Section 401.

  9.7     Unfunded Plan.  This Excess Plan is an unfunded plan maintained
          -------------
          primarily for a select group of management or highly compensated employees. The obligation of the Corporation to provide any benefits under this Excess Plan is a mere contractual liability and the Corporation is not required to establish or maintain any special or separate fund or segregate any assets for the payment of benefits under this Excess Plan. Participants and their Beneficiaries shall not have any interest in any particular assets of the Corporation by reason of its obligation under the Excess Plan and they are at all times unsecured general creditors of the Corporation with respect to any claim for benefits under the Excess Plan. All amounts of compensation deferred under this Excess Plan, all property and rights purchased with such amounts and any income attributable to such amounts, rights or property shall constitute general funds of the Corporation.

          9.7.1 The Corporation may, but is not required to, establish or maintain any special or separate fund or segregate any assets for the payment of benefits under this Excess Plan. In the event the Corporation should establish a "rabbi" trust to assist in meeting the Corporation's financial obligations under the Excess Plan, the assets of such trust shall be subject to the claims of general creditors of the Corporation in the event of the Corporation's insolvency. Participants in this Excess Plan and their Beneficiaries shall have no preferred claim on, or any legal or equitable rights, claims or interest in any particular assets of any such trust. To the extent payments of all or any part of the benefits under this Excess Plan are actually made from any such trust or from any other source, the obligation of the Corporation to make such payment is satisfied, but to the extent not so paid, payment of benefits under this Excess Plan remains the obligation of, and shall be paid by, the Corporation.

          9.7.2 Notwithstanding the foregoing, the Corporation shall have no obligation to pay any benefits for ANEX Plan Frozen Balances to the extent that any assets are held in the Crestar Bank Selected Executive Plans Trust.

  9.8     Right to Amend or Terminate Plan.  The Corporation expects to continue
          --------------------------------
          this Excess Plan indefinitely, but reserves the right to amend or discontinue the Excess Plan should it deem such an amendment or discontinuance necessary or desirable, subject to the restrictions on amendments in Section 7 after a Change in Control. The Corporation hereby authorizes and empowers the Compensation Committee to amend this Excess Plan in any manner that is consistent with the purpose of this Excess Plan as set forth above, without further approval from the Board except as to any matter that the Compensation Committee determines may result in a material increased cost to the Corporation. However, if the Corporation or Compensation Committee should amend or discontinue this Excess Plan, the Corporation shall be liable for any contributions and earnings thereon that have accrued and are vested as of the date of such action.

  9.9     Binding Effect.  This Excess Plan shall be binding upon and inure to
          --------------
          the benefit of any successor of the Corporation and any successor shall be deemed substituted for the Corporation under this Plan and shall assume the rights, obligations and liabilities of the Corporation hereunder and be obligated to perform the terms and conditions of the Excess Plan. As used in this paragraph 9.9, the term "successor" shall include any person, firm, corporation or other business entity or related group of such persons, firms, corporations or business entities which at any time, whether by merger, purchase, reorganization, liquidation or otherwise, or by means of a series of such transactions, acquires all or substantially all of the assets or business of the Corporation.

  9.10    Governing Law.  The Excess Plan and all actions taken pursuant to the
          -------------
          Excess Plan shall be governed by the laws of the State of Georgia except to the extent such laws are superseded by federal law.

Executed as of the 1st day of August, 1999.
                   ---       -------


                                      SunTrust Banks, Inc.
Attest:


By:     /s/ Margaret U. Hodgson         By:     /s/ Mary T. Steele
        ----------------------------            -------------------------


Title: Assistant Corporate Secretary    Title:  Senior Vice President
       -----------------------------            -------------------------

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